Exhibit 99.1

WCA Waste Corporation’s Stockholders Adopt Merger Agreement

with Macquarie Infrastructure Partners II

Houston, Texas, March 8, 2012—WCA Waste Corporation (Nasdaq: WCAA) (“WCA”) today announced that at a special meeting of WCA’s stockholders held on March 8, 2012, its stockholders approved the adoption of the Agreement and Plan of Merger dated as of December 21, 2011 (as amended from time to time, the “Merger Agreement”), by and among WCA, Cod Intermediate, LLC, a Delaware limited liability company, indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”), and Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Cod Intermediate, LLC, pursuant to which Cod Merger Company, Inc. will be merged with and into WCA, with the result that WCA will become an affiliate of the Investor Group. Pursuant to the Merger Agreement, WCA’s common stockholders will receive $6.50 per share in cash, all Series A preferred stock will be redeemed and WCA’s existing credit facilities will either be partially or completely refinanced.

Of the 23,996,404 outstanding shares of WCA common stock and the 750,000 shares of Series A preferred stock that were convertible into 10,256,309 shares of common stock as of the record date for the special meeting, 29,902,607 shares of common stock and preferred stock (on an as-converted basis), or approximately 87.3% of WCA’s outstanding common stock and preferred stock (on an as-converted basis), were represented at the special meeting in person or by proxy. An aggregate of 29,831,944 shares, or approximately 87.1% of WCA’s common stock and preferred stock (on an as-converted basis) outstanding as of the record date for the special meeting, voting together as a single class, were voted in favor of the adoption of the Merger Agreement. Additionally, all of the outstanding shares of preferred stock, voting as a separate class, voted in favor of the adoption of the Merger Agreement. All other matters voted upon at the special meeting were approved.

The merger is expected to be completed by the end of the first fiscal quarter of 2012.

About WCA

WCA Waste Corporation is an integrated company engaged in the collection, transportation, processing and disposal of non-hazardous solid waste. WCA’s operations currently consist of 25 landfills, 29 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. WCA’s common stock is traded on the NASDAQ Stock Market under the symbol “WCAA.”

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “trend,” “may,” “annualized,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” “goal,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, such as the possibility that the proposed transaction does not close, including, but not limited to, due to a failure to satisfy the closing conditions, the failure of the stockholders of WCA to approve the proposed transaction, the possibility that WCA will not obtain necessary regulatory approvals to consummate the proposed transaction and other risk factors detailed in the reports filed with the Securities and Exchange Commission (the “SEC”) by WCA.

Media and Investor Relations Contact:

Tom J. Fatjo, III

Senior Vice President — Finance

Phone: (713) 292-2400